Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Flanagan, Chief Financial Officer of Naked Brand Group Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-Q of Naked Brand Group Inc. for the nine month period ended October 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Naked Brand Group Inc.

Dated: December 10, 2015

/s/Michael Flanagan
Michael Flanagan
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Naked Brand Group Inc. and will be retained by Naked Brand Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.